Exhibit 10.20.4

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Such portions are marked by [***].

AMENDMENT NO. 2 TO AMENDED AND RESTATED TASK ORDER NO. 1

This Amendment No. 2 to Amended and Restated Task Order No. 1 (this “Amendment No. 2”), effective as of June 28, 2010 (the “Effective Date”) is entered into by and between Pfizer Inc. (“Pfizer”) and PDI, Inc. (“PDI”), pursuant to the Amended and Restated Master Services Agreement by and between Pfizer and PDI entered into on September 23, 2009 (as amended to the date hereof, the “Agreement”), and is subject to all the terms and conditions set forth therein.

This Amendment amends the Amended and Restated Task Order No. 1 to the Agreement entered into by and between Pfizer and PDI as of January 1, 2010, as subsequently amended by that certain Amendment No. 1 to the Amended and Restated Task Order No. 1 effective as of February 1, 2010 (collectively, “Task Order No. 1”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in Task Order No. 1.

WHEREAS, the parties desire to define the conditions upon which PDI shall be entitled to earn the [***] available for 2010, and make certain other changes to Task Order No. 1;

NOW, THEREFORE, the parties hereby agree as follows:

1.	Section E of Task Order No. 1, entitled “Ongoing Program Management/Steady State”, is amended by deleting the following language from subsection 11 thereof appearing under the heading “[***].

2.	The following shall be substituted for the above-referenced deletion, it being intended that the parties describe their agreement as to the methodology of PDI earning the [***].

PDI will have earned [***] with respect to each of the Products specified in the chart above for each of the First Period and the Second Period, respectively, if [***].

3.	Section B, entitled “Program Teams”, of Task Order No. 1 shall be amended by deleting the current PDI Contact Person and substituting the following therefor:

“PDI Contact Person:	Rick Shalaby
National Sales Director
PDI, Inc.
Morris Corporate Center, Building A
300 Interpace Parkway
Parsippany, NJ 07054
(862) 207-7800
rshalaby@pdi-inc.com”

*** Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

4.           All other terms and conditions in Task Order No. 1 that are not hereby amended shall remain in full force and effect.  In the event of a conflict between the terms of this Amendment No. 2 and the terms of the Agreement or Task Order No. 1, the terms of this Amendment No. 2 shall prevail.

PDI, Inc.	PFIZER INC

By: /s/ Nancy S. Lurker	By: /s/ Chris Gish
Name: Nancy S. Lurker	Name: Chris Gish
Title: Chief Executive Officer	Title: Senior Director, Sales